UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2015

SIGNAL BAY, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-12350	47-1890509
(Commission File No.)	(IRS Employer Identification No.)

9484 S. Eastern Ave #141 Las Vegas, NV	89123
(Address of principal executive offices)	(zip codes)

702-748-9944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 22, 2015, Signal Bay, Inc. (the “Company”) completed its previously announced acquisition of a 4% minority interest in Libra Wellness Center, LLC from the company’s President and COO, Lori Glauser.

The Company had previously received approval from the Nevada Department of Health and Public Services to proceed with the acquisition. Libra Wellness Center, LLC is holder of two Nevada provisional medical marijuana establishment licenses. At the current time Libra Wellness Center is finalizing plans to construct and operate its facility in North Las Vegas. The Company has agreed to purchase the minority interest in Libra Wellness Center, LLC for $40,000. The transaction is an installment agreement with first payment not due until April 1, 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure under Item 2.01 of this Current Report on Form 8-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Bay, Inc.

Dated: June 23, 2015	By:	/s/ William Waldrop
	Name:	William Waldrop
	Title:	CEO